      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998.


                                                      REGISTRATION NO. 333-47225
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SOMANETICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MICHIGAN                               3845                              38-2394784
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                            ------------------------

                              1653 EAST MAPLE ROAD
                           TROY, MICHIGAN 48083-4208
                                 (248) 689-3050
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                BRUCE J. BARRETT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SOMANETICS CORPORATION
                              1653 EAST MAPLE ROAD
                           TROY, MICHIGAN 48083-4208
                                 (248) 689-3050
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                  ROBERT J. KRUEGER                                    MICHAEL HIRSCHBERG
          HONIGMAN MILLER SCHWARTZ AND COHN                          PIPER & MARBURY L.L.P.
            2290 FIRST NATIONAL BUILDING                           1251 AVENUE OF THE AMERICAS
            DETROIT, MICHIGAN 48226-3583                          NEW YORK, NEW YORK 10020-1104
                   (313) 256-7675                                        (212) 835-6270
               FAX NO.: (313) 962-0176                               FAX NO.: (212) 835-6001

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                   PROPOSED              PROPOSED
                                                                    MAXIMUM              MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED(1)         PER SHARE(2)            PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01 per
share.................................       1,750,000               $5.75             $10,062,500          $4,198.22(3)
============================================================================================================================



(1) Reflects the de-registration 287,500 shares as a result of a decrease in the size of the offering and an additional 262,500 shares which the Underwriter had the option to purchase to cover over-allotments, if any, and which expired unexercised on May 3, 1998.


(2) Estimated solely for the purpose of computing the registration fee, based on a bona fide estimate of the maximum public offering price pursuant to Rule 457(a), based on the closing sale price of the Common Shares on March 6, 1998.

(3) Paid with the initial filing and Amendment No. 1.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     The purpose of this Post-Effective Amendment No. 1 to Form S-1 Registration Statement is to de-register 287,500 shares originally registered pursuant to this registration statement, as a result of a decrease in the size of the offering, and to de-register the additional 262,500 shares originally registered pursuant to this registration statement and proposed to be issued by the Company upon exercise of the option granted by the Company to the Underwriter solely to cover over-allotments. The option expired unexercised on May 3, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on May 7, 1998.


                                         SOMANETICS CORPORATION
                                                (Registrant)

                                          By:     /s/ BRUCE J. BARRETT
                                            ------------------------------------
                                            Bruce J. Barrett
                                            Its: President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                                      TITLE                         DATE
      ---------                                      -----                         ----

/s/ BRUCE J. BARRETT                President, Chief Executive Officer and a    May 7, 1998
--------------------------------      Director (Principal Executive Officer)
Bruce J. Barrett

/s/ RAYMOND W. GUNN                 Executive Vice President and Chief          May 7, 1998
--------------------------------      Financial Officer (Principal Financial
Raymond W. Gunn                       Officer)

/s/ WILLIAM M. IACONA               Corporate Controller (Principal             May 7, 1998
--------------------------------      Accounting Officer)
William M. Iacona

*                                   Chairman of the Board of Directors          May 7, 1998
--------------------------------
H. Raymond Wallace

*                                   Director                                    May 7, 1998
--------------------------------
Daniel S. Follis

*                                   Director                                    May 7, 1998
--------------------------------
James I. Ausman, M.D., Ph.D.

*By: /s/ RAYMOND W. GUNN                                                        May 7, 1998
     -------------------------
         Raymond W. Gunn,
         Attorney-in-fact


                                      II-1